UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2026
____________________

SELECT WATER SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38066	81-4561945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 North I-35
Gainesville, TX 76240
(Address of Principal Executive Offices)

940-668-1818
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	WTTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Select Water Solutions, Inc. (the “Company” or “Select”) was held on May 7, 2026. At the Annual Meeting, 120,453,797 shares of the Company’s common stock, par value $0.01 per share, or approximately 87.24%, of the 138,064,595 issued and outstanding shares entitled to vote at the Annual Meeting were present in person or by proxies.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 – Election of Directors.

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Gayle L. Burleson	113,254,586	656,434	6,542,777
Richard A. Burnett	86,570,211	27,340,809	6,542,777
Bruce E. Cope	110,476,547	3,434,473	6,542,777
Luis Fernandez-Moreno	91,906,142	22,004,878	6,542,777
Robin H. Fielder	91,980,586	21,930,434	6,542,777
Timothy A. Roberts	113,475,735	435,285	6,542,777
John D. Schmitz	112,347,542	1,563,478	6,542,777

Proposal 2 – Ratification of the appointment of Grant Thornton LLP as Select’s independent registered public accounting firm for fiscal year 2026.

FOR	AGAINST	ABSTAIN
119,468,094	471,110	514,593

Proposal 3 –Non-binding, advisory vote to approve named executive officer compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
111,834,924	1,385,060	691,036	6,542,777

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2026

SELECT WATER SOLUTIONS, INC.

By:	/s/ Robert A. Wilson
Robert A. Wilson
Senior Vice President, General Counsel, and
Chief Compliance Officer